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                                                                Exhibit 10.24(g)

                            SECOND AMENDMENT TO THE
                           PLAYBOY ENTERPRISES, INC.
                          DEFERRED COMPENSATION PLAN
                          --------------------------


     This Second Amendment is made on this 25th day of April, 1996, to be effective as of April 1, 1996.

     WHEREAS, Playboy Enterprises, Inc. (the "Company") sponsors the Deferred Compensation Plan, as previously amended, for certain highly compensated employees (the "Employees' Plan"), and a Board of Directors' Deferred Compensation Plan (the "Directors' Plan") for outside directors of the Company; and

     WHEREAS, the Company wishes to clarify the eligibility provisions of the Employees' Plan to reflect the limitations on eligibility that have been in effect, pursuant to the determination of the plan administrative committee, since July 1, 1993, which limitations serve to ensure the continued status of such plan as a "top hat" plan; and

     WHEREAS, the Company wishes to clarify the terms of the Employees' Plan to provide that: (i) a participant in the Employees' Plan shall not be entitled to a benefit distribution in the normal course unless such participant shall have ceased all service with the Company in all eligible classes covered under the Employees' Plan; and (ii) the account balance of a participant who shall become a director of the Company no later than 90 days after his or her separation from service shall be transferred directly to an account established for such individual under the Directors' Plan (and such individual shall not have the opportunity to receive a distribution of such amount under the Employees' Plan).

     NOW, THEREFORE, the Employee's Plan is hereby amended in the following respect:

     1. Section 3.01 of the plan is hereby amended and restated in its entirety to read as follows, effective as of July 1, 1993:

          "3.01 Participation. Participation in the Plan for any Plan Year shall be limited to Employees of the Company (including any Employee serving as a director of the Company) who satisfy either of the minimum compensation requirements set forth below:

          (a) The Participant is expected to receive Salary for the Plan Year of not less than $90,000; or

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          (b)  The Participant's actual earnings as reported on his or her Form
W-2, plus any amounts deferred by the Participant under Section 125 and/or
Section 401(k) of the Internal Revenue Code of 1986 and/or pursuant to the terms of this Plan for the immediately preceding complete calendar year equalled or exceeded $90,000.

          For all Plan Years beginning on or after July 1, 1994, the foregoing dollar limitation shall be increased for each Plan Year by multiplying such dollar amount by a fraction, the numerator of which shall be the national Employment Cost Index issued in the month of March immediately preceding such Plan Year and the denominator of which is the Employment Cost Index issued in the month of March of the prior calendar year."

     2. The following sentence is hereby added at the end of Section 4.09 of the plan, effective as of April 1, 1996:

          "Notwithstanding any Plan provisions to the contrary: (i) no Participant shall be entitled to receive a benefit distribution under any of Sections 4.01 through 4.04 in the normal course unless such participant shall have ceased all service with the Company in all eligible classes covered under Section 3.01 of this Plan (without regard to the compensation requirements for eligibility to participate in that Section); and (ii) in the case of any Participant who shall separate from service but shall no later than 90 days thereafter become a director of the Company, the full amount standing to the credit of such Participant under this Plan shall be transferred to an account established for him or her under the Company's Board of Directors Deferred Compensation Plan (and such Participant shall not be eligible to receive a distribution of that amount under this
          Plan)."